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                                                                       EXHIBIT J

CONSENT OF INDEPENDENT AUDITORS



The Bear Stearns Funds:

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 33-84842 of our reports dated May 17, 2000 appearing in the annual reports to shareholders and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Custodians, Transfer Agent and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statement of Additional Information, all of which are a part of such Registration Statement.



DELOITTE & TOUCHE LLP
New York, New York
July 12, 2000